UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2006

Davi Skin, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-14297	86-0907471
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4223 Glencoe Avenue, Suite B130	90292
Marina Del Rey, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 827-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On September 29, 2006, Davi Skin, Inc. (the “Company”) entered into an engagement agreement with PondelWilkinson Inc., an investor relations firm.  The agreement provides that the Company shall pay to PondelWilskinson Inc. a monthly retainer of $3,500 per month to provide 42 hours of service per quarter.  Any services in excess of 42 hours per quarter will be billed at $250 per hour.  If PondelWilkinson Inc. introduces the Company either to an investment banker who facilitates a financing or to a direct financing source, PondelWilkinson Inc. will receive a separate and additional fee from the Company to be mutually agreed upon.

SECTION 8 — Other Events

Item 8.01               Other Events.

An action entitled Rowe D. Nelson, et al. vs. Davi Skin, Inc., et al., Los Angeles Superior Court Case No. SC091146 (the “Complaint”) was filed on September 20, 2006, and to our knowledge has not yet been served on the Company or on all of the individual named defendants.  Our counsel learned of this filing on September 29, 2006.  The Complaint makes a number of allegations, principally that (a) certain individual members of the Mondavi family, including our Chairman, Carlo Mondavi, made intentional misrepresentations or fraudulent omissions about the physical and financial involvement of the Mondavi family in the Company, the enforceability of certain agreements between the Company and Opus One and the sale of the Mondavi winery, to induce the plaintiffs to invest in the Company, (b) certain individual members of the Mondavi family, including our Chairman, Carlo Mondavi, made intentional misrepresentations to induce plaintiff Sam Medley and his son and business associate (the “Medleys”) to merge MW Medical, Inc., a company the Medleys allegedly contracted to buy, into Davi Skin, Inc., at the time a privately held company, and (c) Carlo Mondavi, our Chairman and a director, Joe Spellman, our President and CEO and a director, and Josh LeVine, an executive vice president and director, misused corporate assets for their personal benefit by voting to increase their own salaries, issuing themselves stock options and approving large expense reimbursements.  Based on these factual allegations, the Complaint states fifteen (15) causes of action against some or all of the named defendants, including, among others, breach of fiduciary duty of loyalty, breach of fiduciary duty of care, unjust enrichment, conversion, waste of corporate assets, fraudulent misrepresentation, fraud in the inducement, state law securities fraud, intentional interference with contract and promissory estoppel.  No written documents or agreements were submitted with the Complaint to support any of the allegations and claims asserted.  We do not believe that the claims are meritorious and dispute the underlying facts alleged.  The Company intends to defend itself vigorously.

Forward Looking Statements

Certain matters discussed in this report on Form 8-K may constitute forward looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Words such as “will” or other similar expressions identify forward looking statements.  These statements are based on current expectations.  The Company does not undertake any obligation to update any forward looking statement to reflect events after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ JOSEPH SPELLMAN
Joseph Spellman Chief Executive Officer & Director

Date: October 3, 2006